UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 14, 2008

PANTHEON CHINA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52275	20-4665079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10-64 #9 Jianguomenwai Avenue Chaoyang District, Beijing, China	100600
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-85322720

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in a definitive Proxy Statement filed with the Securities and Exchange Commission on December 4, 2008 (the “Extension Proxy”), on December 14, 2008 Pantheon held a special meeting of its stockholders to approve amending its Certificate of Incorporation to extend the deadline by which a business combination must be approved or Pantheon would be obligated to liquidate from December 14, 2008 to September 30, 2009 and provide conversion rights to the holders of up to 20% of its public shares in connection with such vote to approve the amendment of its certificate of incorporation.  At the special meeting, the holders of a total of 4,857,699 shares voted in favor of the amendment to its charter and the granting of such conversion rights and the holders of less than 20% of Pantheon’s public shares perfected their conversion rights in connection therewith.  Accordingly, on December 14, 2008 Pantheon filed an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware effecting the amendment approved by its stockholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1           Amendment to Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 15, 2008

PANTHEON CHINA ACQUISITION CORP.

By:	/s/ Mark D. Chen
Mark D. Chen
Chairman, Chief Executive Officer and President